                                                                    EXHIBIT 12.1




                       FelCor Lodging Limited Partnership
    Ratio of Earnings to Combined Fixed Charges and Preferred Distributions



                                                                                      Year Ended December 31,
                                                                -----------------------------------------------------------------
                                                                   1996         1997          1998          1999          2000
                                                                ---------     ---------     ---------     ---------     ---------

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
         AND PREFERRED DISTRIBUTIONS EARNINGS:
         Income (loss) before extraordinary items               $  48,881     $  69,652     $ 124,414     $ 136,889     $  70,256
         Add minority interest in consolidated subsidiaries                         573         1,121         2,713         3,570
         Deduct income from equity investees                       (2,010)       (6,963)       (7,017)       (8,484)      (14,820)
         Add fixed charges and preferred distributions             18,867        41,608        99,147       155,420       184,382
         Add amortization of capitalized interest                     129           227           667         1,109         1,200
         Add distributed income of investments in
              unconsolidated joint ventures                         1,954         4,211        19,066        19,581        25,358
         Deduct capitalized interest                               (1,330)       (1,019)       (4,542)       (5,249)       (1,080)
                                                                ---------     ---------     ---------     ---------     ---------

         Earnings                                               $  66,491     $ 108,289     $ 232,856     $ 301,979     $ 268,866
                                                                =========     =========     =========     =========     =========


          FIXED CHARGES:
             Interest expensed - includes amortization
                of discount, premium and capitalized expenses
                related to debt                                 $   9,803     $  28,792     $  73,182     $ 125,436     $ 158,620
             Capitalized interest                                   1,330         1,019         4,542         5,249         1,080
                                                                ---------     ---------     ---------     ---------     ---------
          Total fixed charges                                      11,133        29,811        77,724       130,685       159,700
          Add - preferred distributions                             7,734        11,797        21,423        24,735        24,682
                                                                ---------     ---------     ---------     ---------     ---------
          Total fixed charges and preferred distributions       $  18,867     $  41,608     $  99,147     $ 155,420     $ 184,382
                                                                =========     =========     =========     =========     =========





Ratio of Earnings to Combined Fixed Charges
  and Preferred Distributions                                         3.5%          2.6%          2.3%          1.9%          1.5%


                                                                                                    Pro Forma
                                                                                                   (Unaudited)
                                                                    Six Months Ended       --------------------------
                                                                         June 30,                         Six Months
                                                                      (Unaudited)          Year Ended        Ended
                                                                 -----------------------   December 31,     June 30,
                                                                   2000          2001          2000           2001
                                                                 ---------     ---------   -----------   ------------
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
         AND PREFERRED DISTRIBUTIONS EARNINGS:
         Income (loss) before extraordinary items                $ (12,372)    $  16,566     $ 159,171     $  91,603
         Add minority interest in consolidated subsidiaries          2,093         2,282         3,567         2,287
         Deduct income from equity investees                        (5,648)       (6,328)      (11,436)       (6,328)
         Add fixed charges and preferred distributions              90,499        93,527       352,884       171,755
         Add amortization of capitalized interest                      576           610         1,200           610
         Add distributed income of investments in
              unconsolidated joint ventures                         11,708         2,973        25,358         2,973
         Deduct capitalized interest                                  (497)         (229)       (3,888)       (1,175)
                                                                 ---------     ---------     ---------     ---------

         Earnings                                                $  86,359     $ 110,202     $ 526,856     $ 261,725
                                                                 =========     =========     =========     =========


          FIXED CHARGES:
             Interest expensed - includes amortization
                of discount, premium and capitalized expenses
                related to debt                                  $  77,644     $  80,998     $ 313,249     $ 153,198
             Capitalized interest                                      497           229         3,888         1,175
                                                                 ---------     ---------     ---------     ---------
          Total fixed charges                                       78,141        81,227       317,137       154,373
          Add - preferred distributions                             12,358        12,300        35,747        17,382
                                                                 ---------     ---------     ---------     ---------
          Total fixed charges and preferred distributions        $  90,499     $  93,527     $ 352,884     $ 171,755
                                                                 =========     =========     =========     =========





Ratio of Earnings to Combined Fixed Charges
  and Preferred Distributions                                          1.0%          1.2%          1.5%          1.5%

